SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2012

Commission File Number: 000-53750

EMERGING MEDIA HOLDINGS, INC.
(Name of Registrant in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	13-1026995 (I.R.S. Employer Identification No.)
201 South Orange Ave., Suite 1510, Orlando, FL (Address of Principal Executive Offices)	32810 (Zip Code)
407-514-1260 (Issuer’s Telephone Number, Including Area Code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

The following table sets forth the sales of unregistered securities since the Company’s last report filed under this item.

Date	Title and Amount	Purchaser	Principal Underwriter	Total Offering Price/ Underwriting Discounts

March 6, 2012
19,000,000 shares of common stock issued to the designees of Saddleworth Consulting, LLC in exchange for the satisfaction of the outstanding $3,000,000 principal balance of the note payable to Worldwide Medassets, Ltd. in connection with the assignment our License Agreement to a subsidiary of the Company.
		Designees of SCN.	NA	$0.157 per share/NA

Item 5.01. Changes in Control of Registrant.

Control of our Company has changed in connection with the purchase of Lifestyle Medical Corporation on December 29, 2011, in which acquisition we issued 5,000,000 shares of our common stock valued at $2,500,000, and the issuance of 19,000,000 shares of common stock to the designees of Saddleworth Consulting, LLC for payment of the outstanding $3,000,000 principal balance of the note payable to Worldwide Medassets, Ltd. issued in consideration of the assignment by Worldwide Medassets of the License Agreement, under which we license our operational procedures and certain intellectual property, to a subsidiary of the Company.  Following such issuances, as of March 12, 2012, we have 25,205,101 shares of our common stock outstanding, and the aggregate of 24,000,000 shares issued in this change of control transaction constitutes 95.22% of our outstanding shares of common stock.

On February 4, 2012, Christopher P. Smith was appointed our Chief Executive Officer and as a director to fill an existing vacancy. Mr. Smith owns 1,262,857 shares of our common stock, issued in connection with the acquisition of Lifestyle Medical Corporation. It is it likely that the composition of our Board of Directors will further change.

The consideration furnished for the issuance of 5,000,000 shares of our common stock in connection with our acquisition of Lifestyle Medical Corporation were the business and assets of Lifestyle Medical Corporation, including the rights, through Lifestyle Medical’s subsidiary Elite Professional IP Licensing, LLC (“Elite”), as a licensee under the Worldwide Medassets License Agreement. For the issuance of the additional 19,000,000 shares on March 6, 2012 to the designees of Saddleworth Consulting, LLC, the consideration furnished was the payment of the $3,000,000 balance owed to Worldwide Medassets, Ltd. in connection with the assignment of the License Agreement to Elite.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGING MEDIA HOLDINGS, INC.

Dated: March 12, 2012

By:	/s/Christopher Smith
Name:	Christopher Smith
Chief Executive Officer